Exhibit 99.1

NovaBay Pharmaceuticals Appoints Gail Maderis, BayBio President and CEO
and Former Genzyme Senior Executive, To Its Board of Directors

Over 20 Years of Senior-Level Healthcare Experience Adds Significant Depth to NovaBay’s Board

EMERYVILLE, California, October 11, 2010 -- NovaBay Pharmaceuticals, Inc. (NYSE Amex: NBY), a clinical stage biotechnology company developing first-in-class, anti-infective compounds for the treatment and prevention of antibiotic-resistant infections, has appointed Gail Maderis to its Board of Directors.  Ms. Maderis will replace Harry F. Hixson, Jr., Ph.D.

Ms. Maderis currently serves as President and CEO of BayBio, an independent, non-profit trade association serving the life science industry in Northern California.  Ms. Maderis was previously President and CEO of Five Prime Therapeutics, Inc., a biotechnology company that is focused on the discovery and development of a complete range of innovative protein and antibody drugs, and in subsequent years, she held various business development and general management positions at Genzyme Corporation, including founder and president of Genzyme Molecular Oncology, a publicly traded division of Genzyme, and corporate vice president of Genzyme Corporation. Ms. Maderis also spent time as a management and strategy consultant with Bain & Company, where she directed a team of consultants focused on competitive strategy within the healthcare and distribution sectors.  Ms. Maderis has been a member of several boards, and currently serves on The Mayor’s Biotech Advisory Council of San Francisco, Harvard Business School California Research Center, and HBS Healthcare Initiative.  She received a BS degree in business from the University of California at Berkeley and an MBA from Harvard Business School.

“We are honored to add Gail to the NovaBay Board of Directors,” commented Dr. Ron Najafi, Chairman and CEO. “Gail is dedicated to the biotechnology sector and has a wealth of experience as the CEO of BayBio, FivePrime, and executive-level positions at Genzyme.  Gail has immeasurable experience in the business side of the industry, having served on numerous healthcare affiliated boards and serving as a consultant at Bain.  We anticipate leaning heavily on her business acumen as we work to commercialize our Aganocide compounds, and look forward to working with her as we move forward.”

Ms. Maderis commented:   “I am fascinated with what NovaBay has developed and look forward to serving on the Board as they work to commercialize their Aganocide compounds. I am particularly intrigued by the company’s clinical trials underway for Impetigo, catheter-associated urinary tract infections, and conjunctivitis, which are all widespread infectious problems that need a better solution in the marketplace. NovaBay is uniquely positioned for success with a compelling pipeline, strong partners, and sound business and financial strategy.  I look forward to lending my experience to the board as they work to achieve their goals.”

About NovaBay Pharmaceuticals, Inc.

NovaBay Pharmaceuticals is a clinical stage biotechnology company focused on developing its proprietary and patented Aganocide® compounds, which are novel, synthetic anti-infective product candidates with equivalent activity to the active antimicrobial molecules generated within white blood cells. NovaBay's Aganocide compounds are being developed to treat and prevent a wide range of infections without causing bacterial resistance. NovaBay has internal development programs aimed at addressing hospital and respiratory infections. The company has a license and research collaboration agreement with Alcon, Inc. for use of its Aganocide compounds to treat eye, ear and sinus infections as well as for contact lens care. NovaBay has also entered into an agreement with Galderma S.A. to develop and commercialize Aganocide compounds in acne, impetigo and other dermatological indications. For more information on NovaBay, visit: www.novabaypharma.com.

Contact:

NovaBay Pharmaceuticals, Inc.
Investors:
Thomas J. Paulson, Chief Financial Officer
510-899-8809
tpaulson@novabaypharma.com

The Investor Relations Group
Investor Relations:
Adam Holdsworth
212-825-3210
adam@investorrelationsgroup.com

Public Relations:
Laura Colontrelle
212-825-3210
laura@investorrelationsgroup.com